Exhibit 10.1

Loan Agreement between

1. Eastern Sphere Ltd., an Israeli company (the “Borrower”); and

2. Dr. Marcus Harel Clinic Ltd., an Israeli company (the “Lender”)

Whereas, the Borrower has requested a loan from the Lender and the Lender has agreed to provide the Borrower with a loan; and

Whereas, the Borrower is a 100%-owned subsidiary of Bluesphere Corporation, a US company that trades on the OTC market in the United States;

Therefore, intending to be legally bound, the parties have agreed to set forth below their respective rights and obligations as follows.

1.1 Each party hereto is fully authorized to sign this agreement and bind itself to fulfil the obligations herein.

1.2 Each party has obtained all necessary consents and permits to enter into this agreement and consummate the transactions contemplated hereby.

2.1 The Lender hereby lends to the Borrower the sum of USD 120,000.

2.2 The Lender will deposit this amount into the bank account to be designated by Borrower.

2.3 The loan will bear interest at 5% per annum and be due and payable in full, together with accrued and unpaid interest on June 14, 2014.

3.4 The Borrower will pay the Lender a penalty of USD 100 per day for every day the Borrower is late in paying back the loan in full.

3.5 As an inducement to issue the loan, the Borrower will hereby issue the Lender 3,000,000 shares of common stock of the Borrower and promptly deliver the same to the direction of the Lender.

4. The full payment of the principal and accrued and unpaid interest of the loan will be personally guaranteed by two individuals acceptable to the Lender.

5. The terms of this agreement shall be kept confidential.

6. This loan agreement is governed by the laws of the State of Israel. Any dispute arising under this agreement shall be decided in the courts of the City of Tel Aviv.

In witness hereof, each of the parties has signed this agreement on the 14th of June 2013.

Dr. Marcus Harel Clinic Ltd.

Eastern Sphere Ltd.